Exhibit 99.1

SOURCECORP, INCORPORATED TO REQUEST HEARING REGARDING DELISTING

NOTIFICATION FROM NASDAQ

DALLAS, Texas (November 18, 2004) – SOURCECORP, Incorporated (NASDAQ: SRCP) today announced that as the Company disclosed previously in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2004, the Company had not been able to file on a timely basis with the SEC its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 because of the Company’s ongoing internal investigation. On November 16, 2004, the Company received a Nasdaq Staff Determination letter indicating that the Company had failed to timely file its quarterly report on Form 10-Q for the quarter ended September 30, 2004, as required by Nasdaq Marketplace Rule 4310(c)(14), and that the Company’s common stock is therefore subject to delisting from The Nasdaq Stock Market. The Company will request a hearing with a Nasdaq Listing Qualifications Panel on this matter. A timely request by the Company for a hearing will stay the delisting pending the hearing and a determination by the Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing. Pending a final determination by the Panel to delist the Company’s common stock, or the earlier filing by the Company of its Form 10-Q for the third quarter and any other public reports that are then due, and so long as the Company continues to meet the other listing requirements of The Nasdaq Stock Market, the Company’s common stock will continue to be listed for trading on The Nasdaq Stock Market, but the Company’s stock ticker symbol will become “SRCPE” starting at the opening of business on Thursday, November 18, 2004, reflecting The Nasdaq Stock Market convention for companies making delayed public filings.

About SOURCECORP®

SOURCECORP, Incorporated provides business process outsourcing solutions and specialized high value consulting services to clients throughout the U.S. SOURCECORP focuses on business processes in information-intensive industries including healthcare, legal, financial services, government and transportation & logistics. Headquartered in Dallas, the Company serves clients throughout the United States through a network of locations in the U.S., Mexico and India. SOURCECORP is a component of both the S&P SmallCap 600 Index and the Russell 2000 Index.

For more information about SOURCECORP’s solutions visit the SOURCECORP website at www.srcp.com.

The statements in this press release that are not historical fact are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements. These forward-looking statements include, but are not limited to, the statements relating to the anticipated impact of adjustments to our restated financial statements and our ongoing investigation, any financial estimates, projections, and estimates of future contract values included in this press release.

The aforementioned risks and uncertainties include, without limitation, the uncertainty of completing our investigation in a timely manner and the actual costs and results of such investigation, the effect of our investigation and financial statement restatement on the trading price of our stock, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in SOURCECORP’s filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K. SOURCECORP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise, except as required by law.

Contact SOURCECORP: Barry Edwards, EVP & Chief Financial Officer: 214.740.6690